UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

Mobicard Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33968	45-4928294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV	89074-772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 608-7360

Peer to Peer Network
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 5.02d below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

a. On December 7, 2016, Scott Milbury resigned as President and Director of the Company. Mr. Milbury’s resignation was not as a result of any dispute or disagreement with the Company.

b. On January 11, 2017, Christopher Esposito resigned as Chief Executive Officer of the Company. Mr. Esposito remains a Director and will assume the non-officer position of Head of Business Development.

c. On January 11, 2017, the Board of Directors appointed Joshua Sodaitis as a Director of the Company, filling a vacant position.

Mr. Sodaitis founded Momentum Capital Ventures LLC in 2013, a private equity group that is currently an institutional investor in Code2action Inc., the Company that had developed the MobiCard platform which was later divested into Peer to Peer Network aka MobiCard Inc. He does not sit on any other publicly traded company’s board. He began his professional career in the retail stock brokerage industry in Boston over 13 years ago with the Chicago Investment Group in May of 2004. He went on to work for Cantella brokerage firm in November of 2004. He then went to work for JP Turner & Company LLC in February 2006 where he passed his Series 7 Registered Representative securities license and moved firms to Oppenheimer & Co in March of 2006. In July of 2006 Sodaitis transferred back to JP Turner & Company LLC. When presented with an opportunity to open a branch of PHD Capital he sized that opportunity in January of 2008, where he obtained a Series 24 license, licensing him as a General Securities Principal and became branch manager of PHD Capital in Boston where he supervised investment banking, market making activities, and all brokerage operations. After consolidation within the banking industry, Mr. Sodaitis transitioned into the third oldest exchange building in the country; working for the Boston Metal Exchange Inc. in 2012. Mr. Sodaitis also founded a venture geared toward creating one of the state of MA first Medical Marijuana dispensaries called J.M. Farms Patient Group Inc. in 2013.  He was the founder and Chairman of the Board and successfully obtained the highest points scored from The Department of Public Health in Franklin County MA, scoring higher than five other competing non-profits seeking the same Medical Marijuana Dispensary License.  Sodaitis also founded Momentum Capital Consulting LLC, a professional consulting organization created with the intention of offering companies across all sectors time-tested solutions in operational, financial, and project management goals in 2014.

d. On January 11, 2017, the Board of Directors appointed James A. Bento as Chief Executive Officer of the Company CEO. Pursuant to this appointment, the Company and Mr. Bento entered into an Executive Employment Agreement dated January 11, 2017. The material terms of such agreement are: (i) $6,750 monthly cash salary, (ii) a grant on June 11 ,2017 of the greater of 1,000,000 shares of common stock or that number of shares equaling 1.25% of the issued and outstanding shares of common stock as of June 11, 2017, and (iii) 6 month base salary severance in case of termination without cause.

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Mr. Bento is an entrepreneur that started his career after Bentley University as an Assistant Controller in the garment industry in Boston.  After receiving his MBA from Bryant University, he became the CFO of Kloss Video Corporation of Cambridge, MA, which he took public through an Initial Public Offering (IPO).  He then took two other companies through IPO’s; Flexwatt Corporation and DSL.net Inc.

Mr. Bento, from 1988 to 1998, was CFO of Trumpf, Inc., the third largest German machine-tool builder in the world that purchased the industrial laser division of Combustion Engineering, to bring laser cutting and welding technologies into the US market which grew from $60M to $600M in less than 6 years. After Trumpf, from 1998 to 2007, Bento worked in Research & Development in the Mergers & Acquisitions group at Pfizer Inc. and spent the following 18 years bringing new technologies to the market.  His positions from 2007 to 2112 included COO of Boston BioCom, Inc., that commercialized technology from Russia, in 2012, CEO of Ikonisys, Inc. that developed a diagnostic cancer screening test with the use of a robotic digital microscope and from 2012 to 2015, theCRO, Inc., a controlled substance testing laboratory for the healthcare industry. Mr. Bento from 2015, had recently been CEO of Movia Robotics to market new robot assistive teaching therapies to schools to help children in special education classes learn social, communication and academic skills with the use of a semi-autonomous humanoid robot.

Mr. Bento is not a Director in any other public company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	James A. Bento Executive Employment Agreement

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Mobicard Inc.

/s/ James A. Bento
James A. Bento
Chief Executive Officer

Date: January 25, 2017

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